UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 29, 2009

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

230 CONSTITUTION DRIVE
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 29, 2009, Geron Corporation (“Geron”) and GE Healthcare UK Limited, a UK Limited Company (“GEHC”), entered into an Exclusive License and Alliance Agreement (the “Agreement”) which provides GEHC with a worldwide exclusive license to develop and commercialize cellular assay products derived from human embryonic stem cells for use in in vitro assay applications, including drug discovery and development, drug monitoring, drug toxicology testing and consumer products testing (the “Cellular Assay Products Field”). Separately, Geron also granted to GEHC a sublicense (the “Sublicense”) under certain patent rights that it licenses from the Wisconsin Alumni Research Foundation (“WARF”) relating to human embryonic stem cells.

Geron will receive up-front payments from GEHC under the Agreement and the Sublicense. Under the terms of the Agreement, Geron will also receive milestone payments from GEHC upon achievement of certain product sales events, and royalties on future product sales.

Geron and GEHC will conduct a joint Alliance Program to develop and commercialize products under the Agreement, and will form an Alliance Steering Committee, with representatives from each company, to coordinate and manage the Alliance Program. GEHC will be responsible for all costs incurred by GEHC relating to the Alliance Program, all costs incurred by Geron for activities undertaken at Geron related to the Alliance Program, including the funding of Geron scientists working on the Alliance Program, and certain nonrefundable payments to Geron related to the Alliance Program.

Geron will receive certain rights to intellectual property generated in the Alliance Program for use in its cellular therapeutics programs. GEHC will receive certain rights to intellectual property generated in the Alliance Program for use in and beyond the Cellular Assay Products Field, but excluding cellular therapeutics.

Subject to earlier termination as described below, the term of the Agreement will continue until the expiration of all royalty obligations under the Agreement. GEHC may terminate the Agreement without cause upon 90 days written notice to Geron. In addition, either party may terminate the Agreement for cause (i) upon a material breach of the Agreement which remains uncured by the breaching party after 90 days of receipt of notice of the breach by the nonbreaching party and (ii) in the event of the other party’s financial insolvency. If GEHC terminates the Agreement for cause and it cannot be made whole by Geron through legal recourse, its exclusive license will continue with certain adjustments in GEHC’s financial obligations to Geron. If Geron terminates the Agreement for cause, GEHC’s exclusive license under the Agreement terminates.

The foregoing summary is qualified in its entirety by reference to the full text of the Agreement, which is incorporated in this report by reference and attached as Exhibit 10.1.

A copy of the press release announcing the entry into the Agreement by the Company is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

The Company deems the following information to be material:

      The information disclosed in Item 1.01 hereof is incorporated by reference into this Item 8.01.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements.

None.

(b)	Pro Forma Financial Information

None.

(c)	Exhibits:

	10.1†	Exclusive License and Alliance Agreement by and between GE Healthcare UK Limited and Geron Corporation.

	99.1	Press release dated June 30, 2009.
____________________

†	Certain portions of this Exhibit, for which confidential treatment has been requested, have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: July 2, 2009	By:	/s/ David L. Greenwood
David L. Greenwood
Executive Vice President and
Chief Financial Officer